EXHIBITS

Exhibit A: Offering Statement

Exhibit B: Offering Page

Exhibit C: Subscription Agreement

Exhibit D: Amended Certificate of Incorporation

Exhibit E: Bylaws

Exhibit F: RAD Technologies Financial Statements

Exhibit G: AV Communications Financial Statements

Offering Statement (Exhibit A)

July 23, 2026, as amended August 12, 2026

Rad Technologies Inc.

Up to $5,000,000* of Class B Common Stock

Rad Technologies Inc., a Delaware corporation (“Rad”, “RAD” the “RAD Intel”, “the Company”, “we,” “us,” or “our” refers to the Rad Technologies, Inc. on consolidated basis) is offering a minimum amount of $9,995.64* (the “Target Offering Amount”) and up to a maximum amount of $5,000,000* (the “Maximum Offering Amount”) of Class B Common Stock (the “Securities”), including the Investor Fee (defined below) at a purchase price of $1.05 per Share (not including the Investor Fee) on a best efforts basis as described in this Form C (this “Offering”). The Company must raise an amount equal to or greater than the Target Offering Amount by April 30, 2027 (the “Offering Deadline”). Unless the Company receives investment commitments, which are fully paid for and meet all other requirements set by this Offering, in an amount not less than the Target Offering Amount by the Offering Deadline, no Securities will be sold in this Offering, all investment commitments will be cancelled and all committed funds will be returned.

Each investor must invest a minimum of $999.60 (952 shares).

The purpose of this non-material amendment is to modify the equity perks.

Additionally, all investors will be required to pay a fee (“Investor Fee”) to the Company to help offset transaction costs equal to 2.0% per investment capped at $200 for each investment. DealMaker Securities LLC will receive a cash commission on this fee. This fee is counted towards the amount the Company is seeking to raise under Regulation Crowdfunding and the limit each investor may invest pursuant to Regulation Crowdfunding as described herein and is in addition to the $999.60 minimum securities purchase amount per investor, making the total minimum investment amount, inclusive of the investor fee, $1,019.60.

The Offering is being made through DealMaker Securities LLC (the “Intermediary”) on its platform. The Intermediary will be entitled to receive fees related to the purchase and sale of the Securities. The rights and obligations of any Purchasers of the Securities must complete the purchase process through the Intermediary. All committed funds will be held in escrow with Enterprise Bank & Trust, a Missouri chartered trust company with banking powers (the “Escrow Agent”) until the Target Offering Amount has been met or exceeded and one or more closings occur. You may cancel an investment commitment up to 48 hours prior to April 30, 2027, the Offering Deadline, or such earlier time as the Company designates, pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary, as long as the investment commitment has not already been accepted by the Company. The Intermediary has the ability to reject any investment commitment and may cancel or rescind the Company’s offer to sell the Securities at any time for any reason.

*Includes the Investor Fee

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Bonus Shares:

Certain investors are also eligible for Bonus Shares based on amount-based incentives and / or status:

Bonus Shares are awarded at the time an investment is accepted, and will be issued in the same class as the base shares purchased (Class B Common Stock). An investor or investment may be eligible for multiple Bonus Shares, and the bonuses are cumulative. Thus, the number of Bonus Shares for which any given investment is eligible is calculated by summing each of the following applicable categories.

Amount-Based

All investments accepted in this Offering are eligible for amount-based incentives based on the investor’s cumulative investment amount in the Offering, determined as follows: (1) investments between $2,500.00 - $4,999.99 will receive an additional 5% in Bonus Shares, (2) investments between $5,000.00 - $9,999.99 will receive an additional 10% in Bonus Shares, (3) investments between $10,000.00 - $24,999.99 will receive an additional 15% in Bonus Shares, (4) investments between $25,000.00 - $49,999.99 will receive an additional 20% in Bonus Shares, (5) investments between $50,000.00 - $99,999.99 will receive an additional 25% in Bonus Shares, and (6) investments equal to or greater than $100,000.00 will receive an additional 30% in Bonus Shares. Amount-based incentives are cumulative across multiple investments, all amount-based bonus incentives will be issued at the conclusion of the Offering. These amount-based tiers apply retroactively to all investors in this Offering, including investments accepted prior to the date of this Amendment; any additional Bonus Shares owed to such investors as a result of the tiers described above will be issued at the conclusion of the Offering along with any other amount-based bonus incentives.

Status-Based

Additionally, certain investors are eligible to receive Bonus Shares equal to 10% of the shares purchased in this offering. Eligible investors include existing holders of our Class B Common Stock and anyone who was refunded in the Company’s most recent Regulation A offering due to oversubscriptions. An investor who qualifies under both categories will receive only one 10% Bonus Share award.

Time-based

Investments accepted by the Company on or before August 27, 2026 at 11:59pm PST, including investments accepted prior to the date of this Amendment, are eligible for an additional 5% Bonus Share award on top of any Amount-Based or Status-Based bonus for which the investment otherwise qualifies. This additional award is not available for investments accepted after August 27, 2026.

Bonus Share Cap

The maximum aggregate Bonus Shares that may be awarded with respect to any single investment, inclusive of the Deadline Bonus described above, is 35% of the shares purchased. Within each bonus category (Amount-Based, Status-Based, or Deadline Bonus), an investment may qualify for only one Amount-Based tier and only one Status-Based award, in addition to the Deadline Bonus if applicable. Amount-Based, Status-Based, and Deadline Bonus Shares may be combined; however, the aggregate Bonus Shares awarded for any single investment may not exceed 35% of the shares purchased. For example, an existing investor who qualifies for a 10% Status-Based Bonus, invests $100,000 (qualifying for a 30% Amount-Based Bonus), and whose investment is accepted on or before August 27, 2026 (qualifying for the 5% Deadline Bonus), will receive a total Bonus Share award of 35% (the maximum), not 45%.

Cumulative Perks

Bonus Shares based on the amount of investment are cumulative of multiple purchases. Fractional shares will not be distributed and share bonuses will be determined by rounding up to the nearest whole share.

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A crowdfunding investment involves risk. You should not invest any funds in this Offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. These Securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any Securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature.

These Securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these Securities are exempt from registration.

This disclosure document contains forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company’s management. When used in this disclosure document and the company offering materials, the words “estimate”, “project”, “believe”, “anticipate”, “intend”, “expect”, and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the company’s action results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after such state or to reflect the occurrence of unanticipated events.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012, including electing to delay compliance with certain new and revised accounting standards under the Sarbanes-Oxley Act of 2002.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS. THERE ARE ALSO SIGNIFICANT UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THIS OFFERING AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY TRADED. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C TITLED “RISK FACTORS”.

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THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY INVESTOR EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES MAY HAVE FURTHER TRANSFER RESTRICTIONS NOT PROVIDED FOR BY FEDERAL, STATE OR FOREIGN LAW.

NO ONE SHOULD CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO YOUR PARTICULAR FINANCIAL SITUATION. EACH INVESTOR SHOULD CONSULT THEIR OWN FINANCIAL ADVISER, COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THEIR INVESTMENT.

THIS OFFERING IS ONLY EXEMPT FROM REGISTRATION UNDER THE LAWS OF THE UNITED STATES AND ITS TERRITORIES. NO OFFER IS BEING MADE IN ANY JURISDICTION NOT LISTED IN THIS FORM C. PROSPECTIVE INVESTORS ARE SOLELY RESPONSIBLE FOR DETERMINING THE PERMISSIBILITY OF THEIR PARTICIPATING IN THIS OFFERING, INCLUDING OBSERVING ANY OTHER REQUIRED LEGAL FORMALITIES AND SEEKING CONSENT FROM THEIR LOCAL REGULATOR, IF NECESSARY. THE INTERMEDIARY FACILITATING THIS OFFERING IS LICENSED AND REGISTERED SOLELY IN THE UNITED STATES AND HAS NOT SECURED, AND HAS NOT SOUGHT TO SECURE, A LICENSE OR WAIVER OF THE NEED FOR SUCH LICENSE IN ANY OTHER JURISDICTION. THE COMPANY, THE ESCROW AGENT AND THE INTERMEDIARY, EACH RESERVE THE RIGHT TO REJECT ANY INVESTMENT COMMITMENT MADE BY ANY PROSPECTIVE INVESTOR, WHETHER FOREIGN OR DOMESTIC.

SPECIAL NOTICE TO FOREIGN INVESTORS

IF YOU LIVE OUTSIDE OF THE UNITED STATES, IT IS YOUR RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

Bad Actor Disclosure

Neither the Company nor their controlling persons, are subject to any bad actor disqualifications under any relevant U.S. securities laws.

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Ongoing Reporting

Following the first sale of the Securities, the Company will file a report electronically with the Securities and Exchange Commission annually and post the report on its website, no later than 120 days after the end of the Company’s fiscal year.

Once posted, the annual report may be found on the Company’s website at invest.radintel.ai

The Company must continue to comply with the ongoing reporting requirements until:

(1)	the Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2)	the Company has filed at least three annual reports pursuant to Regulation CF and has total assets that do not exceed $10,000,000;

(3)	the Company has filed at least one annual report pursuant to Regulation CF and has fewer than 300 holders of record;

(4)	the Company or another party repurchases all of the Securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5)	the Company liquidates or dissolves its business in accordance with applicable state law.

The Company is currently in compliance with its ongoing reporting requirement of Regulation CF. The Company has previously filed its annual reports late, including the annual reports for the fiscal years ended December 31, 2024 and 2025.

Regulation A filings.

The Company also makes filings under Regulation A under the Securities Act. You can find those filings, including exhibits such as corporate documents and material contracts, at www.sec.gov.

Eligibility

The Company has certified that all of the following statements are TRUE for the Company in connection with this Offering:

(1)	Is organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia;

(2)	Is not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. 78m or 78o(d));

(3)	Is not an investment company, as defined in Section 3 of the Investment Company Act of 1940 (the “Investment Company Act”)(15 U.S.C. 80a-3), or excluded from the definition of investment company by Section 3(b) or Section 3(c) of the Investment Company Act (15 U.S.C. 80a-3(b) or 80a-3(c));

(4)	Is not ineligible to offer or sell securities in reliance on Section 4(a)(6) of the Securities Act of 1933 (the “Securities Act”) (15 U.S.C. 77d(a)(6)) as a result of a disqualification as specified in § 227.503(a);

(5)	Has filed with the SEC and provided to investors, to the extent required, any ongoing annual reports required by law during the two years immediately preceding the filing of this Form C; and

(6)	Has a specific business plan, which is not to engage in a merger or acquisition with an unidentified company or companies.

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SUMMARY

The following summary highlights information contained elsewhere in this Form C. This summary may not contain all of the information that may be important to you. You should read this entire Form C carefully, including the matters discussed under the section titled “Risk Factors.”

The Company

RAD, which stands for Remove All Doubt, revolutionizes decision-making around creative direction and content creation. Historically, industry-standard digital marketing had been plagued by bias. The results have been inflated fee structures and guesswork that has permeated and infiltrated campaign decisions for marketing agencies.

RAD aims to help reduce bias with advanced AI that analyzes extensive historical content patterns across brand, social channels and influencer profiles. Our AI leverages robust data sets, historical performance metrics, and natural language processing to automate influencer discovery, analyze audience characteristics, and provide data-driven recommendations for matching content and media strategies to different customer segments. By applying consistent analytical criteria across large data sets, the platform is designed to reduce reliance on subjective decision-making and provide metrics that help brands evaluate campaign performance and return on investment.

We believe that our model teaches brands how to use AI in simple, efficient and user-friendly ways making it easier to incorporate AI-driven insights into everyday marketing decisions.. Our goal is to bring brands closer to their content performance and show them how data-driven content creation delivers can help them improve their performance. We believe that our tools can help improve campaign performance beyond industry standards.

Our approach has been productized for influencer marketing as an entry point to secure meaningful, brand direct activations. As we continue to scale, we see use cases that can service enterprise brands and agencies across a wide variety of sectors including: public policy, healthcare, B2B, CPG, hospitality, entertainment, food, gaming, fashion, beauty and more.

RAD’s product can be used to inform communication both online and offline. Today, the technology is being used for social communications, influencer marketing, and paid advertising. Our aim is to bring brands closer to their content performance data, fostering transparency, trust, and long-lasting client relationships.

The Offering

Minimum Target Offering Amount	$9,995.64
Name of Securities	Class B Common Stock
Total Amount of the Securities Issued after Offering (if Target Offering Amount met)	9,333
Maximum Offering Amount	$5,000,000
Total Amount of the Securities Issued after Offering (if Maximum Offering Amount met)	4,761,714
Price Per Security	$1.05
Minimum Individual Purchase Amount	$999.60
Maximum Individual Purchase Amount	Unlimited (subject to Regulation CF limits)
Offering Deadline	April 30, 2027
Use of Proceeds	See the section entitled “Use of Proceeds”
Voting Rights	None.

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DIRECTORS, OFFICERS, MANAGERS, AND KEY PERSONS

The Company’s executive officers and directors are as follows:

Name	Position	Age	Term in Office	Approximate hours per week for part-time employees
Executive Officers
Jeremy Barnett	CEO	51	2018 to Present	Full-time
Bradley Silver	President	52	2021 to Present	Full-time
Rick Song	CEO, RAD Amplify	57	2026 to Present	Full-time
Steven Silver	COO	59	2025 to Present	Part-time

Directors
Jeremy Barnett	Director	51	2018 to Present
Bradley Silver	Director	52	2021 to Present
Joe Freedman	Director (Chairman)	57	2021 to Present
Aaron Kuntz	Director	56	2018 to Present

Jeremy Barnett, Chief Executive Officer

Jeremy Barnett, CEO and co-founder is a 3x startup founder with 2 exits, including Trendy Butler (fashion tech). Jeremy has successfully led companies and raised capital with institutional investors such as Fidelity Investments, SOS Ventures, Expert Dojo, and more. He has experience building companies from 0-100+ employees. Mr. Barnett has served as CEO for RAD since the company was founded in March 2018.

Bradley Silver, President

Bradley Silver, President and co-founder is also a 3x startup founder with two exits including Brand Protect. He has extensive experience raising capital and has worked with investors such as Fidelity Investments, GenWealth Ventures, MaRS AF, Brigus Capital, and Greybrook. He has experience scaling companies to $30m+ in annual recurring revenue. Mr. Silver has been with RAD since June 2021. Prior to that he served as the CEO of Atomic reach from November 2010 until October 2021.

Rick Song, CEO, RAD Amplify

Rick Song is the CEO of RAD Amplify, a position that he has held since January 2026. Prior to joining RAD, Rick was the President at the Brand Innovators Strategy Group from March 2023 to January 2026. Rick also worked at Nielsen from June 2019 to February 2023, holding a number of roles. Rick brings 25+ years of experience across digital, media, and technology and has helped scale startups to multi-billion-dollar enterprises, led teams of 200+, served as CRO of two public companies, and participated in multiple successful exits.

Steven Silver, Chief Operating Officer

Steven Silver is the COO of RAD Intel, a position that he has held since June 2025. Prior to this role, Steven served as CEO of Kew Media Group from 2016-2020, Partner + Co-Founder of Blue Ice Group from 2005-2017, and Vice President at Entertainment One from 2008-2010. After decades leading, scaling, and operating global production businesses, he brings a disciplined, systems-driven approach to RAD’s expansion across AI-driven marketing and intelligence.

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Aaron Kuntz, Director

Aaron Kuntz, Director, is a lifelong entrepreneur, investor and advisor for several growth stage start-ups. He has been an early-stage investor in industries like artificial intelligence, real estate, e-commerce, hospitality and food and beverage. Apart from RAD AI, Aaron is the president and owner of Consumer Credit Marketing, Inc., a marketing services company catering to consumer financial industries, a role in which he has been serving since 2008. Mr. Kuntz has been with RAD since February 2018.

Joseph Freedman, Chairman

Joe Freedman, our co-founder and chairman, is a private equity investor and corporate director with more than 25 years of industry experience. His most recent experience includes 18 years at Brookfield Asset Management, one of the world’s leading private equity and alternative asset management firms. Now retired from Brookfield, Mr. Freedman is a director of several private and public companies and non-profit organizations including Bridgemarq Real Estate Services (TSX:BRE) and the Canadian Civil Liberties Association. Mr. Freedman has served on the board of RAD since August, 2021. Prior to that, he served as the chairman for Make Space Inc. starting in March 2016, which is a role he still holds.

BUSINESS

Company History

RAD Technologies, Inc. is a technology company incorporated on July 6, 2018 based on the thesis that content marketing, which includes influencer activations, is rampant with inefficient processes that drive bloated fee structures. Historically, the influencer marketing industry leveraged these difficulties to bill for more time.

RAD Intel aims to fix about the key challenges clients face. Historically, brands and agencies had been plagued by bias when making important, often expensive content decisions. Biased decision-making often leads to inflated fee structures and guesswork that we believe has made the entire marketing communications industry inefficient. RAD Intel believes it has developed a technology which has the potential to fundamentally alter how digital marketing buyers manage and execute their workflow. We believe our technology will continue to disrupt the influencer marketing and content creation industry, including how influencers are sourced, how their content is curated and matched to brand needs, and how data can enhance brand campaigns. RAD Intel believes that this will ultimately lower costs and increase revenues for our agency and brand partners.

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The first problem we aim to solve is influencer discovery. Our product uses our proprietary AI to analyze historical content patterns from a database of influencers, then matching these same influencers to a predetermined marketing campaign.

The second problem we address is to help clients better understand their audience. Our product generates AI-informed audiences and personas based on available data. These audiences are designed to tell our clients who their customer is, and provide insight into the interest and preferences.

The third problem our AI aims to solve is content optimization and ranking. This product is designed to evaluate and rate content made by content creators on selected criteria, including alignment with a brand’s messaging and help predict which piece of content will most deeply resonate with the audience.

In the past few years, we have been able to expand our operations and enter new client and enterprise partnerships, including:

●	In 2021, RAD Intel acquired Atomic Reach, Inc, a Toronto-based Company, which included the proprietary AI platform that the product now utilizes.

●	In 2023, RAD Intel engaged with Hasbro to run two test campaigns for two of its games - Hero Quest and Risk. The success of the first two campaigns led to three additional campaigns one of which ran in Q1 2024 and the other two ran in Q3 2024. Hasbro has now engaged with RAD Intel on an annual basis across a diverse portfolio of brands, with a contract now extended into 2026. The company is still an approved vendor for Hasbro with a governing Master Services Agreement in place.

●	In 2023, RAD was a recipient of the Adobe Fund for Design Grant. The company has since released an add-on product in the Adobe Express platform.

●	In 2023, Omnicom, a company valued over $14bn and recognized across the world as a top 3 Global agency and RAD launched a strategic partnership whereby Omnicom is utilizing RAD’s proprietary AI and is co-building products and services for Omnicom clientele. Today, the partnership has been renewed for a third year, with multiple Omnicom Media Group agencies actively using the platform—and plans underway to expand across even more of the Omnicom agency network.

●	In 2025, the company partnered with Arm Candy, a mid-market agency, to pilot its product and services with CiCi’s Pizza. Within 45 days, the pilot converted into a program spanning the full 2026 year.

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In June 2026, the company acquired a 70% stake in AV Communications Inc. (“AVC”) a Ontario, Canada-based independent multicultural marketing and media agency serving Pan-Asian, cross-cultural and emerging-demographic segments across North America. Our ownership stock in AVC is held in our new operating subsidiary, RAD Canadian Holdings, Inc. (“Rad Canada”).

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Organizational Structure

In early 2026, the Company implemented a new operating structure intended to support the management of multiple operating businesses built around the Company’s technology platform. The creation of this structure acted as an internal reorganization, after which RAD Intel (RAD Technologies, Inc.) operates as the parent company and retains ownership of core intellectual property, data assets, and certain technology infrastructure. The Company incorporated RAD Amplify, Inc. and Lickly Inc. in February 2026 as wholly owned subsidiaries to house our operating businesses, RAD Amplify and Lickly, respectively. In June 2026, with the acquisition of a majority stake in AVC, Rad Canada became our third business focused subsidiary. Operating businesses conduct their respective commercial activities under dedicated management while utilizing elements of the Company’s technology platform and shared resources. The structure is intended to support the development and operation of multiple business lines while maintaining centralized oversight of technology development, capital allocation, and corporate governance at the parent company level.

Our Operating System

RAD Intel’s base product is an operating system designed for modern marketing, transforming volatile human behavior into decision-grade signals. At its core is M³V-R™ (Multi-Modal Modeling, Validation & Reasoning), a proprietary methodology that converts qualitative cultural context into structured, commercially actionable intelligence.

Unlike traditional marketing technology that reports on what happened after a campaign, RAD provides predictions on what will work before the budget is spent. Our closed-loop platform aims to integrate: Audience Intelligence → Influencer Discovery → Content Ranking → Paid Media Execution → Performance Optimization.

The Problem: The “Intuition Gap”

Modern marketing remains one of the largest discretionary expenditures in the global economy, yet it often relies on subjective, non-repeatable heuristics. We believe that traditional systems fail because:

●	Context Blindness: Standard ML can identify demographics but cannot interpret trust, narrative framing, or cultural alignment.

●	Structural Fragmentation: Disconnected tools for discovery, execution, and analytics result in incomplete ground truth.

●	Post-Hoc Reporting: Most “intelligence” is retrospective, offering no mechanism for pre-execution quality control.

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The RAD Solution: M³V-R™ Methodology

RAD aims to replace fragmented workflows with a unified AI system designed for unstructured behavioral inputs. The M³V-R™ system is designed to function through four distinct layers:

1	Multi-Modal Ingestion: Ingesting behavioral signals at scale across text, image, and video.

2	LLM Interpretation: Resolving intent and cultural context that traditional analytics miss.

3	Constraint-Aware Reasoning: Applying commercial logic to enforce consistency and plausibility.

4	Structured Validation: Compressing outputs into ranked, actionable decisions.

The Platform Deliverables

●	Behavioral Audience Modeling: Moving beyond demographics to identify how audiences form opinions and make decisions.

●	Predictive Influencer Matching: Evaluating creator trust and cultural fit to filter for conversion likelihood rather than just follower count.

●	Pre-Execution Content Ranking: Scoring content against audience profiles to identify necessary changes before distribution.

●	Closed-Loop Media Execution: Converting high-performing organic content into targeted paid media, connecting intelligence to spend.

Our Services

Our operating system is the basis for providing services under RAD Amplify and Lickly.

Rad Amplify

RAD Amplify is a marketing services business that provides campaign development, creator and influencer marketing support, and related advertising services to brands and agencies. The business assists clients with planning, coordinating, and executing marketing initiatives that may include collaborations with digital creators and social media platforms. RAD Amplify utilizes internal tools and third-party platforms to support campaign management, creator identification, and performance monitoring. The services are intended to help clients organize and manage marketing activities involving digital media, social platforms, and creator partnerships.

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Rad Lickly

Lickly is a mid-market SaaS platform that provides tools intended to assist brands, agencies, and marketing professionals in managing influencer and creator-related marketing activities. The platform enables users to search for and organize information about social media creators and to coordinate aspects of influencer marketing campaigns within a centralized system. Lickly aggregates publicly available data related to creators and provides workflow tools that support campaign organization, communication, and reporting functions. The platform is designed to help users manage creator relationships and related marketing activities across multiple social media platforms.

AVC

AVCommunications Inc. (“AVC”) is an established, full-service multicultural marketing agency specializing in reaching and engaging diverse consumer demographics across North America, Asia, and Europe. AVC provides comprehensive services spanning creative production, digital marketing, media buying, and strategic communications to help brands navigate complex cultural and linguistic nuances. On June 30, 2026, RAD Intel acquired a majority stake in AVC, integrating the agency as a core portfolio company within its holding structure. Through this integration, AVC couples its two decades of qualitative cultural expertise with RAD Intel’s proprietary, AI-driven audience and creator intelligence platforms. This allows the agency to deliver real-time data-driven insights, localized creator alignment, and predictive performance modeling to optimize campaign efficacy and return on investment.

Our Marketing Services

We provide marketing and media agency services through AVC. AVC is a multicultural marketing and media agency serving Pan-Asian, cross-cultural and emerging-demographic segments across North America. This is a capability RAD Intel does not have in-house and that is hard to build. Following its acquisition by RAD Intel on June 30, 2026, AVC operates as a key portfolio company, integrating RAD Intel’s AI-driven audience and creator intelligence platform with its own two decades of cultural marketing expertise. This partnership allows the agency to deliver real-time, data-driven consumer insights and predictive campaign modeling to optimize multicultural marketing performance.

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Our Advantage

We believe that the primary commercial value of RAD’s operaeting system is its Learning Feedback Loop. Unlike point solutions that “reset” after each campaign, RAD’s models aim to refine their understanding of a brand’s specific audience with every engagement.

●	Proprietary Intelligence Layer: The longer a client uses the platform, the more precise the signals can become, creating a high-fidelity map of their competitive environment.

●	Defensibility: This accumulated signal creates a “moat” of data that cannot be replicated by new entrants or legacy platforms.

●	Increasing Switching Costs: For the enterprise, the intelligence stored within the M³V-R™ system represents a proprietary asset that grows in value over time, ensuring high client retention.

How we generate revenue

The Company generates revenue primarily through its software platform (Lickly), its enterprise-focused managed services offering (RAD Amplify) as well as its marketing and media agency (AVC / Rad Canada), as well as relationships developed through strategic partnerships and industry networks. RAD Amplify focuses on direct engagement with enterprise and mid-market clients, while Lickly is designed to support scalable adoption among agencies and brands through a technology-enabled platform. Together, these offerings are intended to support both high-touch enterprise relationships and broader, technology-driven distribution. AVC is the first agency acquisition that is part of RAD’s roll-up strategy. AVC is a full service marketing agency that generates money from campaign development and execution fees, creative production, media planning and buying, either via project fees or retainers.

Software as a Service Business Model

The Company operates a Software-as-a-Service (SaaS) business model under its Lickly brand and subsidiary, delivering enterprise-grade marketing technology and data analytics tools through customized, usage-based subscription packages rather than traditional seat-based pricing. The platform serves two primary client segments:

●	Marketers and brand clients, who utilize structured packages for audience identification and campaign insights with view-only reporting access; and

●	Agency and internal agency clients, who receive broader operational access, full workflow tools, and dedicated onboarding support to manage comprehensive influencer programs.

To power these workflows, the platform integrates advanced data analytics and machine learning across seven core capabilities: audience analysis, influencer discovery, campaign coordination, content analysis, performance reporting, predictive modeling, and automated workflow tools. By analyzing publicly available digital data and historical metrics, the technology assists clients in identifying optimal creators, organizing campaign deliverables, tracking communications, and evaluating potential marketing outcomes in real time.

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Partner Relationships

With a goal of accelerating client acquisition and platform adoption, the Company maintains strategic relationships across three primary industry sectors: marketing services organizations, enterprise brands, and technology providers. Notably, these include relationships with Omnicom, Hasbro, Adobe, and Arm Candy, which expand the Company’s market reach, provide direct exposure to major brand portfolios, and inform ongoing platform development.

●	Omnicom: Initially established in November 2023 as a pilot program, this relationship transitioned into a multi-year commercial agreement and was renewed for its third consecutive year in 2026. The platform is now an approved offering within Omnicom’s tool stack, allowing its agency teams to deploy and bill clients for services powered by the Company’s technology. The platform has been used in major cross-agency pitches and deployed for client brands including Nissan, T-Mobile, P&G, Gilead HIV, NYX / L’Oréal, and The Carter Center.

●	Hasbro: Following five successful pilot campaigns in 2023 and 2024, Hasbro executed a Master Services Agreement (MSA) making the Company an approved vendor for all portfolio brands (e.g., Nerf, Monopoly, Transformers). Backed by the pilot results, Hasbro signed an annual contract valued at $1.7 million for 2025 to scale platform adoption across its enterprise marketing environment.

●	Arm Candy: The Company entered into a services agreement with Arm Candy, a marketing and creator-focused agency, to provide platform access for influencer identification and workflow management. The agreement carries an initial contract value of approximately $1.1 million, subject to service delivery and campaign activity over the term, while establishing a repeatable framework for future agency partnerships.

●	Adobe: Selected in 2023 for the Adobe Fund for Design Grant, the Company developed a proprietary media optimization add-on integrated directly into the Adobe Express marketplace. This technical collaboration allows Adobe Express users to access the Company’s predictive AI engines to evaluate visual content for emotion, sentiment, and clarity prior to campaign publication.

Intellectual Property

RAD leverages audience interests mined from online communities to build audience persona models. Using novel natural language processing models advanced through RAD Intel’s proprietary research, our expertise resides in our ability to deconstruct media (video, image, text) to understand the intended inference of emotion, sentiment, stance, meaning, topic and interest, and correlate that information to predictive engagement. Our AI models cluster communications based on these attributes into like-minded communities and use their interests to describe who they are and how they form these communities. We then overlay demographic data to complete the description of the community.

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Additionally, RAD ranks and diagnoses media according to the preferences of each community thereby creating the ability to explain to the media creator what attributes of the media need to be changed in order for it to resonate with the target audience. RAD has engaged the legal expertise of Norton Rose to assist it in managing its IP portfolio. To date, the position of our counsel is to maintain our trade secrets by not filing IP patents and not sharing details of our research breakthroughs to the public.

Recent Acquisitions

On June 19, 2026, RAD, through a newly formed wholly-owned subsidiary, Rad Canada, acquired 70% of the issued and outstanding shares of Ontario, Canada-based AVC. The founder of AVC also founded Tulong Technologies Inc. (“Tulong”), a Canadian government-funded artificial intelligence media-planning platform that she founded.

Beginning in June 2026, RAD Intel has a twenty-four month option to acquire a majority equity interest in Tulong. During the option period, RAD Intel is granted a royalty-free, non-exclusive license to use certain intellectual property owned by Tulong.

AVC is the first agency acquisition that is part of RAD Intel’s roll-up strategy. We plan to build to scale three ways: organically through RAD Amplify, our done-for-you service; our self-serve influencer-marketing SaaS platform Lickly; and by acquiring agencies in the influencer/creator space, like AVC. We believe that AVC fits our model, as it is a leading independent multicultural marketing and media agency serving Pan-Asian, cross-cultural and emerging-demographic segments across North America. This is a capability RAD Intel does not have in-house and that is hard to build. Further, AVC is revenue producing.

For existing clients of AVC, we believe they can benefit from RAD Intel’s platform and services, while RAD Intel’s clients will gain multicultural reach.

Potential Acquisition Targets

The Company believes that additional growth and scale may be achieved through strategic acquisitions of complementary businesses that align with its artificial intelligence and marketing technology platform. As part of this strategy, the Company has entered into non-binding letters of intent with certain potential acquisition targets, including creator-focused marketing agencies and businesses operating in industries where the Company believes its technology platform may provide operational value. These letters of intent are subject to due diligence, negotiation of definitive agreements, and other customary closing conditions, and there can be no assurance that any of these potential transactions will be completed.

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The Company intends to continue evaluating acquisition opportunities that may expand its technology capabilities, customer base, and industry reach. While there are no definitive agreements or actions that would make an acquisition more probable than not as of the date of this Offering Statement, the Company has initiated discussions with additional potential acquisition targets across multiple sectors.

The following discussion illustrates, at a high level, the types of businesses the Company may consider pursuing as part of its acquisition strategy and that it believes could be complementary to its service offerings.

These potential targets may include marketing services agencies, creator and influencer management businesses, software platforms related to marketing technology, and other businesses operating in sectors where data analytics, digital media, or artificial intelligence tools may support operational efficiency or growth.

Target 1

●	The Company has entered into a non-binding letter of intent with a creator-focused marketing agency, to explore a potential acquisition. The proposed transaction remains subject to customary conditions, including due diligence and negotiation of definitive agreements, and there can be no assurance that the transaction will be completed.

●	The company operates as a marketing services agency that supports brands through creator partnerships, influencer campaigns, and digital content initiatives across social media platforms.

●	The potential acquisition is intended to align with the Company’s strategy of combining marketing services capabilities with its technology platform in order to support influencer marketing campaigns and related digital marketing activities.

●	If completed, the Company expects that the agency operations may utilize the Company’s software tools and related technology to support campaign management, creator identification, and marketing workflow processes.

The Company believes that this potential acquisition target illustrate the types of businesses it may pursue as part of its broader growth strategy. These opportunities are intended to expand the Company’s technology ecosystem, increase access to enterprise and agency clients, and support the continued development and deployment of the Company’s artificial intelligence platform across multiple industries. With the exception of the recent acquisition of AVC, as of the date of this Offering Statement, no definitive agreements have been executed with respect to these potential acquisitions, and there can be no assurance that any such transactions will be completed.

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Market

The addressable creative intelligence market is potentially sizeable and consists of the following segments:

●	Social Media Management - $19.1bn (Source: https://www.gminsights.com/industry-analysis/social-media-management-market)

Social media management solutions are among the leading choices for raising a company’s brand recognition, driving inbound traffic, improving customer happiness, and increasing conversion rates. Businesses are adopting social media platforms to operate successfully in the economy and build a social media presence to attract new prospective consumers.

Adobe, IBM, Google LLC, Oracle Corp., Salesforce.com, Hubspot Inc., and Zoho Corp. Pvt. Ltd. are some examples of large enterprises who compete in this space.

The social media management market growth is driven by the rising widespread penetration of social media and rising focus on market and competitive intelligence. The key future trend is continued improvement of internet technologies and the roll out of 5G.

●	Digital Advertising - $325bn
(Source: ASDReports, Global Marketing Technology (MarTech) Market Size Study & Forecast and Regional Analysis, 2023-2030)

Digital advertising is essential to advertisers and businesses for many reasons including but not limited to:

●	Search Engine Optimization (SEO) + Search - $68.2 bn (Source: https://finance.yahoo.com/news/search-engine-optimization-seo-market-125900367.html)

SEO solutions and services help boost the number of visitors to a website with organic search results, such as Bing and Google. Some SEO elements, such as backlink building, keyword analysis, and content creation, have become a leading force in the industry. For instance, building backlinks have become instrumental in enhancing credibility. SEO has become invaluable for businesses to provide a competitive edge. Companies are investing in the tools that assess strengths and weaknesses.

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The global market is segmented into freelancers’ SEO services and agency SEO services. Stakeholders anticipate the SEO agency to exhibit noticeable growth as it helps companies boost web visibility. SEO agencies have also demonstrated traction for smart speakers and AI among others. The expanding application of AI with automation would allow companies to introduce innovative strategies to build content.

●	Analytics + Data Management - $307bn (Source: Fortune Business Insights, Big Data Analytics Market Size, 2023-2032)

Big data analytics examines structured and unstructured databases to understand and deliver insights based on correlation, hidden patterns, varying market trends, and more. Prominent sectors aim to employ analytical tools to obtain customer insights by developing business intelligence.

Adoption of AI-driven advanced reporting is changing the landscape. During and after COVID, businesses have been investing in systems to implement advanced analytics to understand emerging trends. Globally, businesses have accelerated their digital transformation strategy.

●	Marketing Automation - $6.3bn (Source: https://www.expertmarketresearch.com/reports/marketing-automation-market)

The marketing automation industry has seen significant growth in recent years, driven by a growing need for businesses to improve their marketing efficiency and effectiveness. One of the main drivers of this growth is the increasing adoption of automation by small and medium-sized businesses. These companies are using marketing automation tools to help them compete more effectively with larger enterprises. Additionally, with the rise of e-commerce and digital marketing, businesses are also looking for ways to automate and streamline their digital marketing efforts, which is driving demand for new tools.

The rising trend of organizations to optimize spending on marketing is creating high demand for marketing automation in recent years. As organizations look to optimize spending in marketing, they are increasingly turning to marketing automation tools to help them streamline and measure their marketing efforts. These tools allow organizations to automate repetitive tasks, such as email campaigns and social media posts, and to track the performance of their marketing campaigns in real-time. By using automation, organizations can save time and money by reducing the need for manual labor, while also being able to target and engage with their customers more effectively.

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Additionally, automation helps organizations to meet their Return on Investment (ROI) more easily. This increased efficiency and effectiveness can lead to increased revenue growth for the organization, as well as for the marketing automation market.

●	Influencer Marketing - $32 bn (Source: https://www.statista.com/topics/2496/influence-marketing/)

Influencer marketing is a collaboration between popular social media users and brands to promote the brand’s products or services.

Influencer marketing is becoming more of a widespread marketing strategy as digital technologies continue to evolve and attract users.

●	Customer Relationship Management - $73.40 billion in 2024 and is projected to reach $163.16 billion by 2030
(Source: https://www.grandviewresearch.com/industry-analysis/customer-relationship-management-crm-market)

The growing adoption of digital technology tools is likely to set the pace for digital transformation and digital optimization of both new and existing businesses. Company departments such as sales & marketing and customer service & support are increasingly integrating Customer Relationship Management (CRM) systems with AI to improve customer experience and feedback and to develop stronger bonds with customers.

As an example, in 2022, Salesforce, Inc., a cloud-based software company, launched CRM analytics with new capabilities such as AI-powered insights for sales, marketing, and service teams for every industry, such as retail, IT, Telecommunications, etc.

Developments within CRM analytics will likely boost the growth of the market. Customers’ increasing use of digital channels to communicate with brands and organizations is anticipated to drive customer relationships and the CRM industry via sales reporting and process automation.

With the growing importance of understanding customer behavior and their preferences, organizations are adopting CRM strategies to deliver the best performance in real-time to stay competitive. Rapid shifts in the fields of business intelligence and embedded analytics, the Internet of Things (IoT), and AI, and their implementation in CRM solutions are likely to promote product development and innovation among CRM vendors.

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Sales & Marketing

The Company’s sales and marketing strategy is driven by a combination of direct enterprise sales, proprietary platform distribution, strategic partnerships, and its broader holding company acquisition strategy.

Our customers range from large legacy brands to growth companies and include but are not limited to Sweetgreen, Arm Candy, THE BLK TUX, Omnicom, MGM Resorts, National Cinemedia, ro,, Hasbro, Bright Horizons. Some of these customers are always on, recurring, while others have completed one-off campaigns. We are actively pursuing additional customers with recognizable brand names.

In addition to organic growth, the Company is pursuing an acquisition strategy designed to expand its distribution capabilities, client relationships, and market presence. Through these potential acquisitions, the Company may gain access to existing customer bases, revenue streams, and industry expertise, which could enhance its ability to scale sales and marketing efforts. There can be no assurance that the Company will successfully identify, complete, or integrate any such acquisitions, or that such acquisitions will result in increased revenue or growth.

The Company maintains an internal sales organization focused on enterprise and strategic accounts and expects to scale this function in alignment with revenue growth. The Company also leverages partnerships, including agencies and other strategic collaborators, to expand market reach and support customer acquisition.

The Company has pursued brand awareness initiatives through a combination of organic media coverage and paid sponsorships across high-visibility publications, including TechCrunch, Wall Street Journal, Rolling Stone, Fast Company, VentureBeat, Bloomberg, and Forbes. These initiatives are intended to increase awareness of the Company and its offerings; however, there can be no assurance that such exposure will result in increased customer acquisition or revenue.

Following the completion of the Company’s current capital raising efforts, the Company intends to make targeted investments in sales and marketing, including expanding its sales organization, increasing performance marketing and brand initiatives, further developing its software platform distribution, and supporting its acquisition strategy. These efforts are intended to accelerate growth, although there can be no assurance regarding the timing or extent of such growth.

Competitive Landscape

The Company believes it operates at the intersection of marketing execution platforms, creator marketing systems, and enterprise data infrastructure providers. While each of these categories includes well-capitalized and established companies, the Company’s focus is on delivering predictive intelligence designed to inform marketing and revenue decisions prior to execution. There can be no assurance that the Company will successfully compete with these or other market participants, many of which have significantly greater financial, technical, and operational resources.

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The Company competes for customer budget and strategic marketing decisions with a range of providers and solutions.

These include:

●	Traditional marketing agencies and advisory firms, which provide campaign strategy, media planning, and execution services, often without a centralized data or AI-driven decision layer

	-	Note on the Company’s Position: While the Company competes with traditional agencies for marketing budgets, it also selectively integrates agency capabilities to expand its market reach. For example, AVC, an established multicultural marketing agency acquired by RAD. This strategic integration allows the Company to combine AVC’s deep, two-decade qualitative demographic and cultural marketing expertise with the Company’s proprietary AI audience and creator intelligence platform, offering a highly differentiated, data-driven alternative to traditional agency models.

●	Digital marketing service providers and performance marketing agencies, which focus on customer acquisition, media buying, and optimization using a combination of internal tools and third-party platforms

●	In-house marketing and analytics teams, where enterprises choose to build internal capabilities rather than rely on external platforms

●	Consulting firms and data analytics providers, which may advise on marketing strategy, customer insights, and performance measurement

These alternatives may compete with the Company by offering established relationships, integrated service models, or lower perceived implementation complexity. In many cases, customers may choose between these traditional or service-based approaches and the Company’s platform-driven model.

The Company believes its differentiation lies in its ability to combine elements of strategy, execution, and analytics into a unified, AI-driven decision layer designed to inform marketing and revenue decisions prior to execution. However, there can be no assurance that customers will prefer the Company’s approach over these alternative solutions. With its focus on its AI-driven decision layer, the Company also recognizes that it operates within a broad and evolving market at the intersection of marketing technology, creator marketing platforms, and data-driven decision intelligence systems. Rather than competing within a single defined category, the Company’s platform is designed to integrate elements of each, with a focus on applying predictive intelligence to inform marketing and revenue decisions prior to execution.

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As a result, the Company views its competitive landscape across multiple categories of companies that address different components of the marketing and data ecosystem. These companies are relevant comparables as they represent alternative solutions that customers may use for campaign execution, creator management, or data analysis.

1) Marketing Cloud & Workflow Platforms

●	Adobe - Market Capitalization: ~$100B (as of March 19, 2026)

●	HubSpot - Market Capitalization: ~$13.6B (as of March 19, 2026)

The Company operates in a market that includes large, publicly traded marketing and workflow platforms such as Adobe Inc. (approximately $100 billion market capitalization as of March 2026) and HubSpot, Inc. (approximately $13.6 billion market capitalization as of March 2026). These companies provide marketing execution, automation, and customer engagement tools at scale. While such platforms may incorporate analytics and AI-driven features, they are primarily designed to support campaign execution and workflow management rather than predictive decision-making prior to budget allocation.

2) Influencer & Creator Platforms

●	CreatorIQ - Private company (market cap not publicly available)

●	Tagger Media - Acquired by Sprout Social (public company, market cap varies)

The Company also operates adjacent to influencer and creator marketing platforms such as CreatorIQ and Tagger Media. These companies are generally privately held or operate as part of larger public entities, and therefore do not have publicly reported market capitalizations. These platforms typically focus on creator discovery, campaign management, and post-campaign analytics, functioning as systems of record for influencer marketing activities rather than predictive intelligence platforms.

3) Data Infrastructure & Decision Intelligence Platforms

●	Palantir Technologies - Market Capitalization: ~$350B–$400B+ range (2025–2026 period)

●	Databricks - Private Valuation: ~$134B (latest funding round, 2026)

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The Company also operates within a broader ecosystem that includes enterprise data and artificial intelligence platforms such as Palantir Technologies Inc. (with a market capitalization exceeding $300 billion during 2025–2026) and Databricks, Inc. (a privately held company most recently valued at approximately $134 billion in 2026 financing transactions). These platforms provide large-scale data infrastructure and analytics capabilities across industries. Unlike these horizontal infrastructure providers, the Company is focused on applying predictive intelligence at the application layer to support specific marketing and revenue-related decision-making.

Legal

We are not aware of any pending or threatened legal actions that we believe would have a material impact on our business.

Employees

The Company has fifty-nine full-time employees as of June 2026. As a part of our capital raise, we plan to initially hire a number of employees to assist in the deployment and scaling of our platform. As we continue to develop our technology we will also scale up our technical staff with the ultimate goal of creating a self-serve platform.

Property

Other than AVC, the Company is 100% remote and so does not have any office space and is not currently party to any leases. The Company has engaged a service to manage its mailing address at 1501 Lincoln Blvd, Venice, CA The Company also uses 29027 Freshwater Drive, Agoura Hills, CA, 91301 as its official address, which is also the address its Registered Agent. AVC currently has a mailing address at 215 Spadina Avenue, Suite 400, Toronto, ON M5T 2C7, however, AVC was a fully remote company at the time of acquisition. There are currently no plans for AVC to have a physical office space.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

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Risks Related To Our Company

We have limited operating and financial history.

Our company was founded in 2018 and spent the majority of the earlier years focused on developing our proprietary AI technology. We have proven our beta technology is a good product/market fit and have begun to grow topline revenue. In 2024, we grossed $1,151,637, and in 2025, we grossed $1,020,000 by June 30, but our costs of revenue exceeded that revenue and we had negative net income in both years. While in 2026 we expect to recognize more revenue, we still anticipate having negative net income.

We expect both revenue growth and margin expansion as we improve our technology and onboard more clients. Through further development we intend to build a product that can be licensed and operated by the client. There is a risk that product development encounters unforeseen problems that would delay new feature advancements. This would subsequently delay revenue growth and profitability.

Our audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 have been prepared on a going concern basis.

The Company has suffered recurring losses from operations and, as of December 31, 2025 and as of December 31, 2024, had net capital deficiencies that raises substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern in the next twelve months following the date of the consolidated financial statements is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

The historical financial statements of AVC will not be comparable to our future financial statements.

The historical audited financial statements of the acquired business included in this offering are presented in Canadian dollars and reflect the historical operations of the acquired business prior to its acquisition by us. Regulation Crowdfunding does not require us to provide pro forma financial information giving effect to the acquisition, and no such information has been included in this offering.

As a result, investors should not assume that the historical financial statements of the acquired business are indicative of our future financial condition or results of operations. Our future financial statements will reflect the acquired business as part of our operations and may differ materially from the historical financial statements included in this offering due to, among other things, the effects of the acquisition, changes in operations, accounting policies, currency translation, and other post-acquisition developments. Accordingly, the historical financial statements of the acquired business should be considered in light of these limitations.

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Our technology is not yet fully developed.

Our technology seeks to match influencer (content) with client needs for authentic content to market a product/service with a high ROI on the marketing campaign. Currently we are relying on investment capital to finance product development while we continue to grow revenue and ultimately profit. We have not fully vetted the feasibility/motive driver to get influencers to authenticate on our software. This is an important step to create a network of influencers (supply).

Our technology and infrastructure has not yet been tested at the full scale that we will need to meet expected full demand for the product. Any setback or unforeseen problem could potentially delay our timeline, negatively impact user experience, and ultimately result in a loss of subscribers.

We may need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.

In order to continue to operate and grow the business, we will likely need to raise additional capital beyond this current financing round by offering shares of our Common or Preferred Stock and/or other classes of equity. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

If the Company cannot raise sufficient funds, it will not succeed.

The Company may receive up to a maximum of approximately $5 million from the sale of Class B Common Stock in this Offering. Even if the maximum amount is raised, the Company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, it may not survive. If the Company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.”

We rely on a small management team to execute our business plan, and may be required to raise additional capital in order to continue to develop our technology and continue to scale our platform.

Our senior management team is currently small and consists of only one full-time CEO, our president, and the three additional members of the board. CEO Jeremy Barnett’s experience and connections in the influencer marketing industry are vital for us to both grow as a company and to raise funds. Without him, we would struggle to navigate the industry and grow our partnership and client base. Additionally, we rely on Jeremy to help raise funds for the Company until we are generating significant revenue to cover our costs and growth plans. As we continue to grow and scale our product, we might be required to raise debt or equity financing in order to develop our platform and effectively scale our product to meet demand.

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We are subject to cybersecurity and data security risks.

Our Company depends on the secure operation of our AI-powered software platform, consulting services, cloud infrastructure, and third-party technology providers. We face cybersecurity risks, including unauthorized access, ransomware, phishing, malware, data breaches, and other cyberattacks that could disrupt our operations, compromise confidential information, expose our proprietary technology, damage our reputation, and result in regulatory investigations, litigation, or financial losses.

Our AI-driven products and marketing services rely on the collection, processing, and protection of data. Any failure to safeguard this information or comply with applicable privacy and data security laws could result in liability, customer losses, and harm to our business. In addition, we rely on third-party cloud, software, and AI providers, and any disruption or security incident affecting those providers could adversely affect our operations.

We maintain cybersecurity insurance intended to help mitigate certain losses arising from cybersecurity incidents. However, our insurance may not cover all types of claims or losses, may be subject to significant deductibles, exclusions, or coverage limits, and may not be available on commercially reasonable terms in the future.][ We do not currently maintain cybersecurity insurance. As a result, any cybersecurity incident could expose us to losses that may not be covered by insurance and could have a greater adverse effect on our business, financial condition, and results of operations.

Although we maintain cybersecurity measures designed to protect our systems and data, no security program can eliminate all risks. Any significant cybersecurity incident could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We depend on proprietary know-how and other intellectual property that may not be adequately protected.

Our success depends in part on our proprietary technology, software, artificial intelligence capabilities, methodologies, know-how, trade secrets, and other intellectual property. However, we do not currently own any issued patents or registered intellectual property that provides exclusive rights to our core technology or business processes. As a result, our ability to protect our proprietary assets depends primarily on contractual arrangements, confidentiality obligations, trade secret laws, and other legal protections, which may be inadequate or difficult to enforce.

Third parties may independently develop similar technologies or services, reverse engineer aspects of our products, or otherwise use information similar to our proprietary know-how without violating our rights. In addition, unauthorized disclosure or misuse of our confidential information by employees, contractors, consultants, or other third parties could diminish our competitive advantage. If we are unable to adequately protect our proprietary technology and other intellectual property, our competitive position, business, financial condition, and results of operations could be materially adversely affected.

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We still have to prove the feasibility of attracting influencers to authenticate on our website.

One assumption that we have not fully vetted is the feasibility of attracting influencers to authenticate on our platform. This connection provides us with a network of (content) influencers that makes our matchmaking technology efficient. In small volumes we have proven that the idea is plausible but currently don’t have enough data points to come to a logical conclusion. To understand our challenges, we are holding focus groups where we can engage with influencers to understand their motives and concerns.

The laws and standard behind artificial intelligence are uncertain and may change.

AI is a new and emerging technology that is subject to varying degrees of regulation in different jurisdictions. Compliance with these laws can be costly and there is a risk of regulatory enforcement or litigation if we fail to comply with these requirements. Additionally, laws may change over time, which may increase our likelihood of non-compliance and potential enforcement. Because we are a smaller company, we may not have the resources to properly monitor and comply with any state, federal, and international laws around AI.

The AI industry has increasing competition.

The AI technology sector is experiencing remarkable growth and intensifying competition as technology continues to advance. Companies across various industries, including marketing, recognize the transformative potential of AI. As AI capabilities expand and become more accessible, the industry’s competitive landscape will increase progress and create rivalry. Unexpected competition could adversely affect our market share, growth and profitability.

Our failure to attract and retain highly qualified personnel in the future could harm our business.

As the Company grows, it will be required to hire and attract additional qualified professionals such as software engineers, machine learning experts, project managers, regulatory professionals, sales and marketing professionals, accounting, legal, and finance experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

The success of our business relies on clients successfully adopting our product via long term contracts.

If our clients do not adopt our product via long-term, multi-month contracts, we may be unable to scale successfully and our business model may not prove to be repeatable.

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Acquiring other competing or complementary marketing agencies is key to our success.

We are actively pursuing a strategy to acquire other marketing and advertising agencies that we believe are accretive to our business. These acquisitions may be for a number of reasons, including to acquire technology/IP, new talent, and/or new customers. If we are unable to successfully locate acquisition targets and consummate these transactions, we may be unable to succeed.

Acquisitions and integration of acquired businesses may result in operating difficulties and other unintended consequences.

We have made and may continue to make acquisitions of or expand into complementary businesses, including marketing agencies, to enable us to expand our customer base and grow our revenues. Execution of any past or potential future acquisition or expansion involves several risks, including:

●	Difficulty integrating the acquired businesses’ personnel and operations;
●	Challenges in obtaining permits or meeting other regulatory requirements;
●	Potential loss of key employees, customers, or suppliers of the acquired business;
●	Difficulties in realizing anticipated cost savings, efficiencies, and synergies;
●	Unexpected costs;
●	Inaccurate assessment of or undisclosed liabilities;
●	Inability to maintain uniform standards, controls, and procedures;
●	Disruption to existing businesses; and
●	Difficulty in managing growth.

If we do not successfully execute on acquisitions or expansions and the acquired or expanded businesses do not perform as projected, our financial condition and results of operations could be materially adversely affected.

Risks Related to the Securities in this Offering

There is no current market for any shares of the Company’s stock.

Shares sold in our Regulation CF offering are restricted for one year. Investors should be prepared to hold their investment in our securities for several years or longer. More importantly, there is no formal marketplace for the resale of any of the Company’s Common Stock. Shares of Common Stock may be traded on the over-the-counter market to the extent any demand exists. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral. The Company currently has no plans to list any of its shares on any OTC or similar exchange.

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Investors in this offering will have no voting rights, and therefore will have no ability to influence the management or the direction of the Company. The Shares offered in this offering carry no right to vote on or consent to any matter that would otherwise be subject to the vote or consent of the Company’s stockholders. Investors in this offering will not have the ability to control a vote by the voting stockholders or the board of directors, and therefore will have no ability to influence the management or the direction of the Company.

There is only a small minimum amount set as a condition to closing this offering.

Because this is a “best efforts” offering with small minimum, the Company will have access to any funds tendered once the Target Investment Amounts is reached. This might mean that any investment made could be the one of the only, if not, the only investment in this Offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

The Company is undertaking a concurrent offering pursuant to Rule 506(c) of Regulation D at terms that are more advantageous than those in this Offering.

In addition to the previous capital raising conducted by the Company, the Company is currently conducting, and may in the future conduct, additional offerings of its equity securities pursuant to Rule 506(c) of Regulation D or other exemptions. The terms of those offerings will be more favorable to investors than the terms of this Offering, including but not limited to higher valuations, preferential rights, or other benefits. Investors in this Offering may experience dilution of their ownership percentage, economic interest, and voting power as a result of these concurrent or subsequent financings. There can be no assurance that the Company will not continue to raise capital on terms that are more favorable than those of this Offering.

The Investor Fee may not count toward your cost basis for tax purposes.

The IRS and/or another relevant tax authority may consider the price of the share before including the Investor Fee as the cost basis for determining any gain or loss at a realization event. You should discuss with your tax advisor the appropriate way to determine the relevant tax obligation.

We are offering Bonus Shares to certain investors, which will result in increased dilution to those investors not eligible for the maximum bonus.

Certain investors are entitled to receive additional shares of Class B Common Stock under the terms of our Bonus Share program described on the Cover Page to this Offering Memorandum. Investors may receive Bonus Shares based on the amount invested, engagement during our testing the waters period, and being a previous investor, and, for investments accepted on or before August 27, 2026 (including investments accepted prior to the date of this Amendment), an additional time-limited Deadline Bonus. These Bonus Shares, including the increased amount-based tiers and the Deadline Bonus, apply retroactively to all investors in this Offering, including those whose investments were accepted prior to the date of this Amendment. The maximum amount of Bonus Shares available is 35%, but could be lower based on the amount invested, investor status, and whether the investment qualifies for the Deadline Bonus. As a result, those investors not eligible for the maximum value of Bonus Shares will experience additional dilution compared to investors receiving 35% Bonus Shares.

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We have conducted multiple offerings of securities, and if subject to integration may result in the Company’s amount raised exceeding allowed maximums.

In 2024, the Company conducted an offering under Regulation Crowdfunding that terminated on November 21, 2024. Prior to the termination of that offering, the Company filed its initial preliminary offering circular for this offering under Regulation A. The Company believes that each of the offering under Regulation Crowdfunding and this offering during the pre-qualification period were conducted in compliance with their applicable exemptions from registration and integration is not required pursuant to Rule 152(a). Further, as no sales had been made in this Regulation A offering while the offering under Regulation Crowdfunding was open, the Company believes it met the requirements for the safe harbor of Rule 152(b)(4) in that “offers and sales” in this Regulation A offering will only be made following the termination of the Regulation Crowdfunding offering. While the Company believes that integration would be inappropriate in this circumstance, should it be determined that integration is appropriate, this offering under Regulation A would be limited to the maximum offering size under Regulation Crowdfunding, and investors whose investments exceeded that amount may be eligible for rescission of their investment. In such a situation, the Company’s financial position could be significantly harmed. Additionally, even if the Company ultimately prevails on a challenge to whether integration was required, the Company may incur significant expense and diversion of resources, which could have a material adverse effect on the Company’s operations, results, and prospects.

The exclusive forum provision in our certificate of incorporation and the subscription agreements may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

Article 8 of our Certificate of Incorporation contains exclusive forum provisions for certain types of lawsuits. To the fullest extent permitted by law, the Delaware Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

In addition, Section 6 of the Subscription Agreement for this Offering provides that the state and federal courts located in the State of Delaware shall be the exclusive forum for any action or proceeding arising out of or relating to the Subscription Agreement.

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These exclusive forum provisions may limit an investor’s ability to bring a claim in a judicial forum that the investor finds convenient or favorable. The provisions may also result in increased costs for investors seeking to bring claims against the Company or its directors, officers, employees, or agents and may discourage such lawsuits.

Section 22 of the Securities Act provides for concurrent jurisdiction of federal and state courts over claims arising under the Securities Act and the rules and regulations promulgated thereunder. Section 27 of the Exchange Act provides for exclusive federal jurisdiction over claims arising under the Exchange Act and the rules and regulations promulgated thereunder. The exclusive forum provisions contained in our Certificate of Incorporation and Subscription Agreement are not intended to, and will not, limit an investor’s rights under applicable federal securities laws.

While Delaware courts have determined that certain exclusive forum provisions are facially valid, a stockholder or investor may nevertheless seek to bring an action in a jurisdiction other than those designated in the applicable exclusive forum provision. In such event, we may seek to enforce the applicable exclusive forum provision, which could require significant additional costs and time to resolve. There can be no assurance that a court in another jurisdiction will enforce these provisions.

Any person or entity purchasing or otherwise acquiring or holding any interest in our securities will be deemed to have notice of and consented to the exclusive forum provisions described above. If a court were to find any of these provisions to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another jurisdiction, which could adversely affect our business, financial condition, and results of operations.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

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If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

Our valuation and our offering price have been established internally and are difficult to assess.

The Company has set the price of its Class B Common Stock at $1.05 per share. The valuation for this offering was established by the company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

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INVESTING PROCESS

Information Regarding Length of Time of Offering

Investment Confirmation Process: In order to purchase the Securities, you must make a commitment to purchase by completing the subscription process hosted by the Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies. If an Investor makes an investment commitment under a name that is not their legal name, they may be unable to redeem their Security indefinitely, and neither the Intermediary nor the Company are required to correct any errors or omissions made by the Investor.

Investor funds will be held in escrow with the Escrow Agent until the Target Offering Amount has been met or exceeded and one or more closings occur. Investors may cancel an investment commitment until up to 48 hours prior to the Offering Deadline, or such earlier time as such earlier time the Company designates pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary. If an investor does not cancel an investment commitment before the 48-hour period prior to the Offering Deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

The Company will notify Investors when the Target Amount has been reached. If the Company reaches the Target Amount prior to the Offering Deadline, it may close the Offering early provided (i) the expedited Offering Deadline must be twenty-one (21) days from the time the Offering opened, (ii) the Company must provide at least five (5) business days’ notice prior to the expedited Offering Deadline to the Investors and (iii) the Company continues to meet or exceed the Target Amount on the date of the expedited Offering Deadline.

Investment Cancellations: Investors will have up to 48 hours prior to the end of the offering period to change their minds and cancel their investment commitments for any reason. Once the offering period is within 48 hours of ending, investors will not be able to cancel for any reason, even if they make a commitment during this period, and investors will receive their securities from the issuer in exchange for their investment.

Notifications: Investors will receive periodic notifications regarding certain events pertaining to this offering, such as the company reaching its offering target, the company making an early closing, the company making material changes to its Form C, and the offering closing at its target date.

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Material Changes: Material changes to an offering include but are not limited to:

A change in minimum offering amount, change in security price, change in management, etc. If an issuing company makes a material change to the offering terms or other information disclosed, including a change to the offering deadline, investors will be given five business days to reconfirm their investment commitment. If investors do not reconfirm, their investment will be canceled, and the funds will be returned.

Rolling and Early Closings: The company may elect to undertake rolling closings, or an early closing after it has received investment interests for its target offering amount, and 21 days from the offering’s initiation has passed. During a rolling closing, those investors that have committed funds will be provided five days’ notice prior to acceptance of their subscriptions, release of funds to the company, and issuance of securities to the investors. During this time, the company may continue soliciting investors and receiving additional investment commitments. Investors should note that if investors have already received their securities, they will not be required to reconfirm upon the filing of a material amendment to the Form C. In an early closing, the offering will terminate upon the new target date, which must be at least five days from the date of the notice.

Investor Limitations

Investors are limited in how much they can invest on all crowdfunding offerings during any 12-month period. The limitation on how much they can invest depends on their net worth (excluding the value of their primary residence) and annual income. If either their annual income or net worth is less than $124,000, then during any 12-month period, they can invest up to the greater of either $2500 or 5% of the greater of their annual income or Net worth. If both their annual income and net worth are equal to or more than $124,000, then during any 12-month period, they can invest up to 10% of annual income or net worth, whichever is greater, but their investments cannot exceed $124,000. If the investor is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act, as amended, no investment limits apply.

Updates

Updates regarding the Company’s progress towards meeting its target amount will be on Form C-Us that will be filed with the SEC through their EDGAR filing system and will be found here: SEC Filings.

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USE OF PROCEEDS

The following table illustrates how we intend to use the net proceeds received from this Offering. The values below are not inclusive of payments to financial and legal service providers and escrow related fees, all of which were incurred in the preparation of this Offering and are due in advance of the closing of the Offering.

Use of Proceeds	% of Proceeds if Target Offering Amount Raised	Amount if Target Offering Amount Raised	% of Proceeds if Maximum Offering Amount Raised	Amount if Maximum Offering Amount Raised**
Intermediary Fees*	100%	$9,995.64	8.5%	$425,000
Payroll	0%	$0	20.75%	$1,037,500
Operations	0%	$0	20.75%	$1,037,000
Marketing	0%	$0	25%	$1,250,000
Acquisitions	0%	$0	25%	$1,250,000
Total	100%	$9,995.64	100%	$5,000,000

* (1) To the extent fees exceed the amount received by the Company, the fees will/have been paid using other Company funds. The estimated offering costs include the following payments to DealMaker Securities LLC and affiliates.

Total estimated offering costs for the Target Offering Amount would be approximately $14,850, which includes the following payments to DealMaker Securities LLC and affiliates:

● $10,000 in set up fees

● $4,000 in monthly fees for marketing consulting and platform usage ($4,000 per month assuming the Target Offering Amount is raised within the first month)

● $850 in usage fees (8.5% cash fee on the proceeds from the offering)

Total estimated offering costs for the Maximum Offering Amount would be approximately $459,000, which includes the following payments to DealMaker Securities LLC and affiliates —

● $10,000 in set up fees

● $24,000 in monthly fees for marketing consulting and platform usage fees ($4,000 per month assuming the Maximum Offering Amount is raised within 6 months)

● $425,000 in usage fees (8.5% cash fee on the proceeds from the offering)

**Includes the Investor Fee.

The Company has discretion to alter the use of proceeds set forth above to adhere to the Company’s business plan and liquidity requirements. For example, economic conditions may alter the Company’s general marketing or general working capital requirements.

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CAPITALIZATION AND OWNERSHIP

General

The Company is offering up to $5,000,000 and a minimum of $9,995.64 (including the Investors Fee) worth of its Class B Common Stock.

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended, and filed with the State of Delaware on July 6, 2018 (our “Amended Certificate of Incorporation”) and our Bylaws, copies of which have been filed as Exhibits to the Offering Statement. For a complete description of our capital stock, you should refer to our Amended Certificate of Incorporation, and our Bylaws, and applicable provisions of the Delaware General Corporation Law.

Under our Amended Certificate of Incorporation, our authorized capital stock consists of:

400,000,000 shares of Common Stock, $0.0001 par value per share

●	250,000,000 shares designated as Class A Common Stock
●	150,000,000 shares designated as Class B Common Stock

Class A Common Stock

Voting Rights

The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).

Other Rights & Terms

The directors of the corporation, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

Each holder of Class A Common Stock shall have the right, at such holder’s sole election and at any time or from time to time, to convert any or all of such holder’s shares of Class A Common Stock into an equal number of shares of Class B Common Stock. Any such conversion shall be effected by the holder providing written notice to the corporation stating that the holder elects to convert the number of shares of Class A Common Stock specified in such notice into shares of Class B Common Stock. Such conversion shall be deemed to have been made at the time such notice is delivered to the corporation, and the corporation shall promptly update its books and records to reflect such conversion. Upon conversion, the shares of Class A Common Stock so converted.

Additional information can be found in the Company’s Certificate of Incorporation, as amended.

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Class B Common Stock

Voting Rights

The shares of Class B Common Stock have no voting rights of any kind, except as may be otherwise required by law.

Other Rights & Terms

The directors of the corporation, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

Additional information can be found in the Company’s Amended Certificate of Incorporation.

Provisions of Note in Our Subscription Agreement and Our Certificate of Incorporation

Forum Selection Provision

Article 8 of our Certificate of Incorporation contains exclusive forum provisions for certain types of lawsuits. To the fullest extent permitted by law, the Delaware Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

In addition, Section 6 of the Subscription Agreement for this Offering provides that the state and federal courts located in the State of Delaware shall be the exclusive forum for any action or proceeding arising out of or relating to the Subscription Agreement.

These exclusive forum provisions may limit an investor’s ability to bring a claim in a judicial forum that the investor finds convenient or favorable. The provisions may also result in increased costs for investors seeking to bring claims against the Company or its directors, officers, employees, or agents and may discourage such lawsuits.

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Section 22 of the Securities Act provides for concurrent jurisdiction of federal and state courts over claims arising under the Securities Act and the rules and regulations promulgated thereunder. Section 27 of the Exchange Act provides for exclusive federal jurisdiction over claims arising under the Exchange Act and the rules and regulations promulgated thereunder. The exclusive forum provisions contained in our Certificate of Incorporation and Subscription Agreement are not intended to, and will not, limit an investor’s rights under applicable federal securities laws.

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Outstanding Capital Stock

As of the date of this Form C, the Company’s outstanding capital stock consists of:

Type	Amount Authorized	Amount Outstanding	Committed, Not Issued*	Available
Class A Common Stock	250,000,000	90,409,091	130,329,094	29,261,815
Class B Common Stock	150,000,000	112,183,771	434,000	37,382,229

*Includes 434,000 warrants for Class B Common Stock, 21,625,476 warrants for Class A Common Stock, and 108,703,618 options for Class A Common Stock.

Ownership

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

Name	Amount and Type or Class Held	Percentage Ownership (in terms of voting power)
Wefunder SPV	23,310,088	25.8%

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Restrictions on Transfer

Any Securities sold pursuant to Regulation CF being offered may not be transferred by any Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act; (3) as part of an IPO; or (4) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a member of the family of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Each Investor should be aware that although the Securities may legally be able to be transferred, there is no guarantee that another party will be willing to purchase them.

What it Means to be a Minority Holder

As an investor in Class B Common Stock of the company, you will be purchasing non-voting securities and will have limited rights in regards to the corporate actions of the company, including additional issuances of securities, company repurchases of securities, a sale of the company or its significant assets, or company transactions with related parties. Further, investors in this offering may have rights less than those of other investors, and will have limited influence on the corporate actions of the company.

DILUTION

Investors should understand the potential for dilution. The investor’s stake in a company could be diluted due to the company issuing additional shares or issuing shares in the Regulation D Offering, which would be offered at a lower price than the shares in the offering under Regulation CF]. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2025 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2026 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the aggregate total amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

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If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Valuation

As discussed in “Dilution” above, the valuation of the company will determine the amount by which the investor’s stake is diluted in the future. An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is immediately diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

The terms of this Offering are based on a fully diluted basis pre-money valuation of $350,023,754. The Securities are priced arbitrarily and the Company makes no representations as to the reasonableness of any specified valuation.

There are several ways to value a company, and none of them is perfect and all of them involve a certain amount of guesswork. The same method can produce a different valuation if used by a different person.

Liquidation Value - The amount for which the assets of the company can be sold, minus the liabilities owed, e.g., the assets of a bakery include the cake mixers, ingredients, baking tins, etc. The liabilities of a bakery include the cost of rent or mortgage on the bakery. However, this value does not reflect the potential value of a business, e.g., the value of the secret recipe. The value for most startups lies in their potential, as many early-stage companies do not have many assets (they probably need to raise funds through a securities offering in order to purchase some equipment).

Book Value - This is based on analysis of the company’s financial statements, usually looking at the company’s balance sheet as prepared by its accountants. However, the balance sheet only looks at costs (i.e., what was paid for the asset), and does not consider whether the asset has increased in value over time. In addition, some intangible assets, such as patents, trademarks or trade names, are very valuable but are not usually represented at their market value on the balance sheet.

Earnings Approach - This is based on what the investor will pay (the present value) for what the investor expects to obtain in the future (the future return), taking into account inflation, the lost opportunity to participate in other investments, the risk of not receiving the return. However, predictions of the future are uncertain and valuation of future returns is a best guess. Different methods of valuation produce a different answer as to what your investment is worth. Typically, liquidation value and book value will produce a lower valuation than the earnings approach. However, the earnings approach is also most likely to be risky as it is based on many assumptions about the future, while the liquidation value and book value are much more conservative.

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Future investors (including people seeking to acquire the company) may value the company differently. They may use a different valuation method, or different assumptions about the company’s business and its market. Different valuations may mean that the value assigned to your investment changes. It frequently happens that when a large institutional investor such as a venture capitalist makes an investment in a company, it values the company at a lower price than the initial investors did. If this happens, the value of the investment will go down.

How we determined the offering price

The offering price for our current offering was determined by our management team and Board of Directors.

Transfer Agent and Registrar

DealMaker Transfer Agent will serve as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register.

Previous Offerings of Securities

We have made the following issuances of securities within the last three years:

Security Type	Principal Amount of Securities Sold	Shares	Use of Proceeds	Issue Date	Exemption from Registration Used or Public Offering
Class B Common Stock	$52,285,715	87,003,454	Operations, Payroll, Marketing, and Acquisitions	June 2026	Regulation A
Class B Common Stock	$1,540,929	2,386,713	Operations, Payroll, Marketing	June 2026	Regulation D, Rule 506(c)
Class B Common Stock	$1,602,659	3,905,723	Operations, Payroll, Marketing	November 2024	Regulation CF
Class B Common Stock	$2,354,584	7,118,528	Operations, Payroll, Marketing	April 2024	Regulation CF
Class B Common Stock	$964,265	3,463,325	Operations, Payroll, Marketing	February 2024	Regulation CF
Class B Common Stock	$359,560	830,446	Operations, Payroll, Marketing	January 2025	Regulation D, Rule 506(c)
Class B Common Stock	$312,588	762,183	Operations, Payroll, Marketing	August 2024	Regulation D, Rule 506(c)
Class B Common Stock	$511,911	1,517,730	Operations, Payroll, Marketing	June 2024	Regulation D, Rule 506(c)
Class B Common Stock	$41,830	88,873	Operations, Payroll, Marketing	January 2025	Regulation D, Rule 506(c)
Class B Common Stock	$54,015	131,135	Operations, Payroll, Marketing	September 2024	Regulation D, Rule 506(c)
Class B Common Stock	$77,919	235,252	Operations, Payroll, Marketing	July 2024	Regulation D, Rule 506(c)
Class B Common Stock	$1,200,000	4,740,409	Operations, Payroll, Marketing	November 2023	Regulation CF

See the section titled “Capitalization and Ownership” for more information regarding the securities issued in our previous offerings of securities.

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TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

As of December 31, 2025 and 2024, the Company had $194,881 and $11,340, respectively, in amounts due from related parties. The balance as of December 31, 2025 includes post-deconsolidation receivables from Atomic Reach of approximately $130,000 and payable to Atomic Reach of $15,000. The amounts are unsecured, non-interest bearing, and due on demand. During the year ended December 31, 2025, the Company received net repayments of related party advances of $95,727.

On October 7, 2022, the Company issued a convertible note in the amount of $500,000 to Joseph Freedman, an existing major shareholder and director of the Company. During the year ended December 31, 2025, the Company repaid $100,000 in principal and $300,000 in accrued interest through four cash wire transfers to the Holder. The remaining principal of $400,000, with an estimate fair value of $330,933 was converted into 2,666,667 shares of Class A common stock.

On June 30, 2026, the Company entered into a loan agreement and secured promissory note with its President, Bradley Silver, in the amount of $335,502. The loan has an 8-year term, expiring on June 30, 2034 and carries a 4.13% per annum interest rate.

FINANCIAL INFORMATION

FINANCIAL INFORMATION

The following financial statements have been attached as Exhibits to this Offering Statement:

●	Audited Consolidated Financial Statements for the years ended December 31, 2025 and 2024 for Rad Technologies, Inc.
●	Audited Financial Statements for AV Communications Inc. for the fiscal years ended June 30, 2025 and June 30, 2024
●	Unaudited Financial Statements for AV Communications Inc. for six-month periods ended December 31, 2025 and December 31, 2024 (the financial statements of AVC are collectively referred to as the “AVC Financial Statements”)

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2025 and 2024 and the related notes included in this Offering Statement.

For the convenience of investors and to provide additional information regarding our acquisition of a 70% ownership interest in AVC, we have also included the AVC Financial Statements. Those financial statements have been prepared in accordance with U.S. GAAP but are presented in Canadian dollars, which was the functional and reporting currency of AVC prior to the acquisition. The AVC Financial Statements are provided solely to provide background information regarding the acquired business. Because this offering is being conducted pursuant to Regulation Crowdfunding, we are not required to include, and have not included, pro forma financial information giving effect to the acquisition, as would generally be required in certain registered securities offerings. Accordingly, investors should not view the AVC Financial Statements as indicative of our consolidated financial condition or results of operations following the acquisition. In addition, because we acquired a 70% ownership interest rather than 100% of AVC, our future financial statements will reflect only our ownership interest in accordance with applicable U.S. GAAP.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

RAD Technologies, Inc is a Delaware corporation formed on March 6, 2018. The Company operates an artificial intelligence-driven marketing technology platform that connects brand advertisers with consumers through influencer campaigns, audience analytics, content optimization, and paid media execution. The Company’s proprietary AI platform enables clients to identify audiences, discover influencers, rank content, and optimize paid media campaigns prior to budget deployment.

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The Company generates revenue primarily through its enterprise-focused managed services offering (RAD Amplify), and also through its software platform (Lickly) as well as relationships developed through strategic partnerships and industry networks. RAD Amplify focuses on direct engagement with enterprise and mid-market clients, while Lickly is designed to support scalable adoption among agencies and brands through a technology-enabled platform. Together, these offerings are intended to support both high-touch enterprise relationships and broader, technology-driven distribution.

Cost of revenues for marketing campaigns represents direct payouts to recipients who have earned the monies and/or have incurred direct expenses associated with events held. Cost of revenues also includes fees paid to talent, influencer procurement, and other direct costs of servicing the campaign including contract labor. Cost of revenues also includes amortization of the Company’s intangible assets pertaining to developed technology, in particular the Company amortizes $6,081,610 in intangible assets that were acquired pursuant to the merger with Atomic Reach in 2021. For 2024 and 2025 the costs for this amortization were $1,216,322 a year. 2026 will be the final year for this amortization.

Operating Results

For The Fiscal Years Ended December 31, 2025 and 2024

For the fiscal year ended December 31, 2025, the Company had revenues of $2,161,000 compared to the year ended December 31, 2024, when the Company had revenues of $1,151,637, representing an 88% increase related to the Company’s increase in sales. This increase in sales was driven by the Company increasing the amount it spent on sales and marketing including hires to its sales team, which resulted in a greater volume of work and customers, including the partnership with Omnicom, leading to increased revenues.

The Company’s cost of revenues increased from $1,569,483 in 2024 to $2,386,338 in 2025, representing a total increase of 52%. Cost of revenues in 2025 primarily consisted of amortization costs related to an intangible asset. The remaining costs of revenue mostly encompassed $862,330 in expenses paid out for advertising to influencers that the company partnered with. This was a 209% increase from 2024, where influencer expenses amounted to $279,483. The Company’s gross margin was -10% in fiscal year 2025, compared to -36% in 2024. The improvement in gross margin was due to an increase in business and subsequent revenue along with a decrease in the cost of revenues relative to net revenue. The improvement in margins can be attributed to lower expenses for influencer services, as well as lower total costs for media channels.

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In 2025, the Company recognized $19,796,594 in operating expenses, as compared to $7,881,756 in operating expenses for 2024, representing a 151% increase. Sales and marketing expenses, which consisted primarily of advertising costs related to the Company’s fundraise activities, were the biggest driver of this increase, growing from $3,259,604 in 2024 to $12,739,049 in 2025, an increase of 291% year over year. The increase was related to the Company’s increased fundraising activities, plus a decrease in efficiency of ad spend as total funds raised were larger in 2025 versus 2024. The Company expects that its sales and marketing expenses will remain elevated during 2026 as the Company continues to raise funds pursuant to its offering under Regulation A. Additionally, general and administrative expenses, which consisted largely of payroll and business services, grew by 46%, from $3,315,285 to $4,856,834, due to increased hires and operating expenses as the Company grew revenue and customers. Additional increases in general administrative expenses were from an increase in stock-based compensation expense, which grew from $744,068 in 2024 to $1,489,395 in 2025. Finally, research and development expenses grew by 66% from $1,306,867 in 2024 to $2,173,711 in 2025. These were largely related to new product development and technical hires as the Company grew its technology platform and product offerings.

In addition to the above, the Company recognized net other income of $63,595 in the fiscal year ending in 2025, compared to net other expenses of $239,868 in the fiscal year ending in 2024. The biggest driver for this improvement was the change in fair value of convertible notes, which went from a $14,237 expense in 2024 to $119,041 in income in 2025 and the decrease in interest expense, from $243,319 in 2024 to $59,128 in 2025.

As a result of the foregoing, the Company realized a net loss from continuing operations of $19,931,337 for the fiscal year ending December 31, 2025 – a 133% increase in net loss from continuing operations compared to a net loss from continuing operations of $8,539,470 during the fiscal year ending December 31, 2024. The biggest driven of this increase in net loss was the significant increase in sales and marketing from fundraise marketing as discussed above.

Liquidity and Capital Resources

As of December 31, 2025, RAD’s available cash-on-hand was $7,438,572 compared to $277,938 as of December 31, 2024, which was primarily driven by the Company’s fundraising efforts, mostly related to offerings pursuant to Regulation A and Regulation D, raising $24.79 million in capital via sales of Class B Non-Voting Common stock through the end of 2025.

As of July 13, 2026, RAD’s available cash-on-hand was approximately $7,500,000, this amount reflects the sales in our recent offerings as well as acquisition of AVC. On June 30, 2026, the Company entered into a loan agreement and secured promissory note with its President, Bradley Silver, in the amount of $335,502. The loan has an 8-year term, expiring on June 30, 2034 and carries a 4.13% per annum interest rate.

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While the Company saw an increase in revenue from the prior period, we still rely primarily on outside investments to support operations and growth. In addition to this offering under Regulation CF, the Company anticipates undertaking new offerings of securities this year, including leveraging Rule 506(c) of Regulation D.

The Company’s acquisition strategy includes purchasing existing agencies that are generating revenue and cash flow as with the AVC acquisition. With the AVC acquisition and with other potential acquisitions, it may be able to leverage any incremental revenue and cash flow, if any, from these acquired targets to help sustain any losses from RAD’s existing business.

Over the next 12-18 months, the Company expects to continue to rely on equity financing to fund operations, growth, and its acquisition strategy, in addition to any incremental revenue and cash flow generated from any acquisitions that it may close on.

Going forward, the Company plans to rely on various equity crowdfunding efforts to sustain operating losses until it can reach profitability. The Company has access to potential debt and lines of credit and it can also access additional equity capital through its existing shareholder base and network. The Company expects to continue needing the assistance of outside capital, whether via debt or equity, later this year as it grows its revenue, customer base and operating expenses.

Debt

The Company obtained an Economic Injury Disaster (EIDL) loan for $250,000 on April 10, 2020, and on August 16, 2021 the Company obtained a second loan in the amount of $250,000.

The EIDL is a low interest, fixed-rate, long term loan obtained directly from the U.S. Small Business administration (SBA) to help overcome the effects of the pandemic by providing working capital to meet operating expenses. The loan bears interest at a rate of 3.75% per annum and matures 30 years from the date of the loan. The loan is secured by the assets of the Company. As of December 31, 2025 and 2024, the principal outstanding of the loan was $500,000. During the years ended December 31, 2025 and 2024, the Company made payments of $30,900 and $19,573, respectively, of accrued interest. Accrued interest on the loan as of December 31, 2025 and 2024, amounted to $19,042 and $31,192. Interest expense for the years ended December 31, 2025 and 2024 was $18,750 and $18,801, respectively.

The Company entered into a $500,000 convertible note with a related party on October 17, 2022. During the year ended December 31, 2025, the Company repaid $100,000 in principal and $300,000 in accrued interest through four cash wire transfers to the Holder. The remaining principal of $400,000, with an estimate fair value of $330,933 was converted into 2,666,667 shares of Class A common stock.

With the acquisition of AVC, the Company is responsible for its liabilities. The AP balance as of June 19 was $997,976. The Prepaid Expenses balance as of June 19 was $14,466.

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Trend Information

We began product development by building an AI-based creative intelligence which leverages AI personas to connect trusted influencers (content creators) with brands that benefit from the influencer’s authentic, unbiased, informative and culturally relevant content.

Over the next few years we will be focused on building a self-serve, multi-workflow process enabled platform that will create a competitive advantage that we plan to use to “disrupt” the creative marketing industry. We also have a robust acquisition and roll up strategy to accelerate growth, content and distribution. These activities are likely to result in increased expenses prior to realizing revenue from the implementation of the process enables platform or acquisitions.

In June 2026, the Company completed its first acquisition by acquiring a 70% ownership interest in AVC. AVC is the first agency acquisition that is part of RAD Intel’s roll-up strategy. We plan to build to scale three ways: organically through RAD Amplify, our done-for-you service; our self-serve influencer-marketing SaaS platform Lickly; and by acquiring agencies in the influencer/creator space, like AVC. We believe that AVC fits our model, as it is a leading independent multicultural marketing and media agency serving Pan-Asian, cross-cultural and emerging-demographic segments across North America. This is a capability RAD Intel does not have in-house and that is hard to build. Further, AVC is revenue producing.

For existing clients of AVC, we believe they can benefit from RAD Intel’s platform and services, while RAD Intel’s clients will gain multicultural reach.

The Company is currently focused on integrating the acquired business into its existing operations. The ultimate impact of the acquisition on the Company’s financial condition, results of operations, and cash flows will depend on a number of factors, including the successful integration of the acquired business, market conditions, customer demand, and other factors beyond the Company’s control. As a result, there can be no assurance that the anticipated benefits of the acquisition will be realized or realized within the expected timeframe.

In the coming months, the Company also plans to continue to execute against its planned acquisition and growth strategy which will include the following:

●	Additional Acquisitions: RAD is in talks with several acquisition targets that it believes will be complimentary to RAD’s growth plan. These targets are existing businesses, marketing and influencer agencies that, if acquired, will be able to leverage RAD’s technology to improve business outcomes and also give RAD access to a new set of skills and a larger customer base. As of the date of this Offering Statement, the Company has not entered into any definitive agreements for any additional acquisitions.

●	Strategic Partnerships: The Company believes that additional growth and scale may be achieved through partnerships with stand-alone leaders or specialized teams where the Company’s technology and expertise serve as a force multiplier—enhancing both shareholder value and the probability of success. These opportunities, if pursued, would be structured to provide RAD with voting control, while ensuring RAD investors retain full ownership and transparency into the underlying partnership.

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TAX MATTERS

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTOR’S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO ENSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS FORM C CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential Investors who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence. Furthermore, it should be anticipated that distributions from the Company to such foreign investors may be subject to United States withholding tax.

EACH POTENTIAL INVESTOR SHOULD CONSULT THEIR OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

LEGAL MATTERS

Any Investor should consult with its own counsel and advisors in evaluating an investment in the Offering and conduct independent due diligence.

Updates regarding the progress of the offering in reaching its target amount will be filed with the SEC on Form C-U.

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SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form C to be signed on its behalf by the duly authorized undersigned.

Rad Technologies Inc.
(Issuer)

By: /s/ Jeremy Barnett
(Signature)

Jeremy Barnett
(Name)

Chief Executive Officer
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeremy Barnett
(Signature)

Jeremy Barnett
(Name)

Director
(Title)

August 12, 2026
(Date)

/s/ Bradley Silver
(Signature)

Bradley Silver
(Name)

Director
(Title)

August 12, 2026
(Date)

/s/ Joe Freedman
(Signature)

Joe Freedman
(Name)

Director
(Title)

August 12, 2026
(Date)

/s/ Aaron Kuntz
(Signature)

Aaron Kuntz
(Name)

Director
(Title)

August 12, 2026
(Date)